UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 4, 2004

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1170, Houston, Texas     77027
                    (Address of principal executive offices)                               (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     Results of Operations and Financial Condition

     In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

     On November 4, 2004, the company issued an earnings release announcing its financial results for the quarter and nine-month period ended September 30, 2004. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

ITEM 9.01.     Financial Statements and Exhibits

(c)     Exhibits

     The following exhibit is filed with this report.

Exhibit No.               Description
   99.1                      Press Release of GulfMark Offshore, Inc. dated November 4, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 4, 2004

                                                                            GulfMark Offshore, Inc.
                                                                            (Registrant)
                                                                  By:     /s/ Edward A. Guthrie
                                                                            -------------------------------
                                                                            Executive Vice President and
                                                                            Chief Financial Officer